As filed with the Securities and Exchange Commission on July 30, 2007
Registration No. 333-140599

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment
No. 5 to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUICKSILVER GAS SERVICES LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4922	56-2639586
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 West Rosedale Street
Fort Worth, Texas 76104
(817) 665-8620
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John C. Cirone
777 West Rosedale Street
Fort Worth, Texas 76104
(817) 665-8620
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

G. Michael O’Leary Henry Havre Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 (713) 220-4200	D. Alan Beck, Jr. Alan P. Baden Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2300 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-140599) of Quicksilver Gas Services LP is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 5 does not modify any provision of the preliminary prospectus constituting Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 5 does not include a copy of the preliminary prospectus.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the NASD filing fee, the amounts set forth below are estimates.

SEC registration fee	$9,927
NASD filing fee	$10,160
Printing and engraving expenses	$750,000
Fees and expenses of legal counsel	$1,200,000
Accounting fees and expenses	$300,000
Transfer agent and registrar fees	$5,000
NYSE Arca listing fee	$100,000
Miscellaneous	$124,913

Total	$2,500,000

Item 14.	Indemnification of Officers and Members of Our Board of Directors.

The section of the prospectus entitled “The Partnership Agreement — Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to Section 10 of the Underwriting Agreement to be filed as an exhibit to this registration statement in which we and our general partner will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

We will enter into indemnification agreements with the officers and directors of our general partner. Additionally, the directors and officers of our general partner will be covered by the indemnification provisions of Quicksilver’s directors’ and officers’ insurance policy.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit
Number			Description

1	.1†	—	Form of Underwriting Agreement
3	.1†	—	Certificate of Limited Partnership of Quicksilver Gas Services LP
3	.2†	—	Form of First Amended and Restated Limited Partnership Agreement of Quicksilver Gas Services LP
3	.3†	—	Certificate of Formation of Quicksilver Gas Services GP LLC
3	.4†	—	First Amended and Restated Limited Liability Company Agreement of Quicksilver Gas Services GP LLC
4	.1†	—	Form of Common Unit Certificate
5	.1†	—	Opinion of Andrews Kurth LLP as to the legality of the securities being registered
8	.1†	—	Opinion of Andrews Kurth LLP relating to tax matters
10	.1†	—	Form of Credit Agreement among Quicksilver Gas Services LP, Bank of America, N.A., and the lenders party thereto
10	.2†	—	Form of Fifth Amended and Restated Cowtown Gas Facilities Gas Gathering and Processing Agreement, among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P.
10	.3†	—	Form of Omnibus Agreement among Quicksilver Resources Inc., Quicksilver Gas Services GP LLC and Quicksilver Gas Services LP
10	.4†	—	Form of 2007 Equity Plan of Quicksilver Gas Services GP LLC
10	.5†	—	Form of Services and Secondment Agreement among Quicksilver Resources Inc. and Quicksilver Gas Services GP LLC
10	.6†	—	Form of Contribution, Conveyance and Assumption Agreement among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC, and the other parties thereto
10	.7†	—	Form of Indemnification Agreement by and between Quicksilver Gas Services GP LLC and its officers and directors
10	.8†	—	Form of Phantom Unit Award Agreement for Directors (3-year)
10	.9†	—	Form of Phantom Unit Award Agreement for Directors (1-year)
10	.10†	—	Form of Phantom Unit Award Agreement for Non-Directors (Cash)
10	.11†	—	Form of Phantom Unit Award Agreement for Non-Directors (Units)
10	.12†	—	Form of Subordinated Promissory Note between Quicksilver Gas Services LP, as payor, and Quicksilver Resources Inc., as payee
10.13		—	Assignment and Conveyance Agreement between Cowtown Pipeline Partners L.P., as assignor, and Cowtown Pipeline L.P., as assignee
10	.14(a)	—	Form of Assignment between Cowtown Pipeline Partners L.P., as assignor, and Cowtown Pipeline L.P., as assignee
10	.14(b)	—	Schedule of Assignments between Cowtown Pipeline Partners L.P., as assignor, and Cowtown Pipeline L.P., as assignee
21	.1†	—	List of Subsidiaries of Quicksilver Gas Services LP
23	.1†	—	Consent of Deloitte & Touche LLP
23	.2†	—	Consent of Schlumberger Data and Consulting Services
23	.3†	—	Consent of W.D. Von Gonten & Company
23	.4†	—	Consent of Andrews Kurth LLP (contained in Exhibit 5.1)
23	.5†	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1)
24	.1†	—	Powers of Attorney (contained on the signature pages to this Registration Statement)

†	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with Quicksilver Gas Services GP LLC, our general partner, or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to Quicksilver Gas Services GP LLC or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the Registration Statement (No. 333-140599) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on July 30, 2007.

QUICKSILVER GAS SERVICES LP

By:	Quicksilver Gas Services GP LLC, its general partner

By:	/s/ Philip Cook
Name: Philip Cook

Title:	Senior Vice President — Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature		Title	Date

* Thomas F. Darden		President, Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2007

* Glenn Darden		Chairman of the Board	July 30, 2007

* Paul J. Cook		Executive Vice President — Chief Operating Officer and Director	July 30, 2007

/s/ Philip Cook Philip Cook		Senior Vice President — Chief Financial Officer and Director (Principal Financial Officer)	July 30, 2007

* D. Wayne Blair		Vice President — Chief Accounting Officer (Principal Accounting Officer)	July 30, 2007

* Alvin Bledsoe		Director	July 30, 2007

* Philip D. Gettig		Director	July 30, 2007

John W. Somerhalder II		Director

* By:	/s/ Philip Cook Philip Cook, Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number			Description

1	.1†	—	Form of Underwriting Agreement
3	.1†	—	Certificate of Limited Partnership of Quicksilver Gas Services LP
3	.2†	—	Form of First Amended and Restated Limited Partnership Agreement of Quicksilver Gas Services LP
3	.3†	—	Certificate of Formation of Quicksilver Gas Services GP LLC
3	.4†	—	First Amended and Restated Limited Liability Company Agreement of Quicksilver Gas Services GP LLC
4	.1†	—	Form of Common Unit Certificate
5	.1†	—	Opinion of Andrews Kurth LLP as to the legality of the securities being registered
8	.1†	—	Opinion of Andrews Kurth LLP relating to tax matters
10	.1†	—	Form of Credit Agreement among Quicksilver Gas Services LP, Bank of America, N.A., and the lenders party thereto
10	.2†	—	Form of Fifth Amended and Restated Cowtown Gas Facilities Gas Gathering and Processing Agreement, among Quicksilver Resources Inc., Cowtown Pipeline Partners L.P. and Cowtown Gas Processing Partners L.P.
10	.3†	—	Form of Omnibus Agreement among Quicksilver Resources Inc., Quicksilver Gas Services GP LLC and Quicksilver Gas Services LP
10	.4†	—	Form of 2007 Equity Plan of Quicksilver Gas Services GP LLC
10	.5†	—	Form of Services and Secondment Agreement among Quicksilver Resources Inc. and Quicksilver Gas Services GP LLC
10	.6†	—	Form of Contribution, Conveyance and Assumption Agreement among Quicksilver Gas Services LP, Quicksilver Gas Services GP LLC, and the other parties thereto
10	.7†	—	Form of Indemnification Agreement by and between Quicksilver Gas Services GP LLC and its officers and directors
10	.8†	—	Form of Phantom Unit Award Agreement for Directors (3-year)
10	.9†	—	Form of Phantom Unit Award Agreement for Directors (1-year)
10	.10†	—	Form of Phantom Unit Award Agreement for Non-Directors (Cash)
10	.11†	—	Form of Phantom Unit Award Agreement for Non-Directors (Units)
10	.12†	—	Form of Subordinated Promissory Note between Quicksilver Gas Services LP, as payor, and Quicksilver Resources Inc., as payee
10.13		—	Assignment and Conveyance Agreement between Cowtown Pipeline Partners L.P., as assignor, and Cowtown Pipeline L.P., as assignee
10	.14(a)	—	Form of Assignment between Cowtown Pipeline Partners L.P., as assignor, and Cowtown Pipeline L.P., as assignee
10	.14(b)	—	Schedule of Assignments between Cowtown Pipeline Partners L.P., as assignor, and Cowtown Pipeline L.P., as assignee
21	.1†	—	List of Subsidiaries of Quicksilver Gas Services LP
23	.1†	—	Consent of Deloitte & Touche LLP
23	.2†	—	Consent of Schlumberger Data and Consulting Services
23	.3†	—	Consent of W.D. Von Gonten & Company
23	.4†	—	Consent of Andrews Kurth LLP (contained in Exhibit 5.1)
23	.5†	—	Consent of Andrews Kurth LLP (contained in Exhibit 8.1)

†	Previously filed.